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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Consent Solicitation Statement of our report dated March 22, 1997, on our audits of the combined financial statements and financial statement schedule of Corporate Property Associates Partnerships and our report dated October 10, 1997, on our audit of the balance sheet of Carey Diversified LLC. We also consent to the incorporation by reference in the Consent Solicitation Statement of our reports dated March 17, 1997, March 17, 1997, March 17, 1997, March 21, 1997, March 21, 1997, March 21, 1997, March 21,
1997, March 22, 1997, and March 21, 1997, on our audits of the financial statements and related financial statement schedules of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9, respectively, each as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, which reports are included in their respective Annual Reports on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                        Coopers & Lybrand L.L.P.

New York, New York
October 14, 1997